Genasys Inc. Announces Repayment of Unsecured Term Loan

SAN DIEGO, CA – October 28, 2026 – Genasys Inc. (NASDAQ: GNSS), the global leader in Protective Communications®, today announced that it has repaid in full its unsecured term loan from Maran Partners Fund, LP. Genasys made the final payment of remaining principal and accrued interest on October 23, 2026.

Genasys originally borrowed $4.3 million from Maran Partners on June 9, 2026, and made a partial repayment when the loan was amended on September 14, 2026. With the October 23 payment, Genasys has no remaining obligations under the loan.

“The repayment of the unsecured term loan strengthens our balance sheet and permits us to focus our loan servicing efforts on our secured term loan, under which we made our first monthly amortization payment on October 1,” said Cassandra Monteon, Genasys’ Chief Financial Officer. “Repaying the unsecured loan in full is an important milestone. Looking ahead, we expect to repay the secured term loan on schedule and remain focused on disciplined execution and further strengthening our financial position.”

About Genasys Inc.

Genasys Inc. (Nasdaq: GNSS) is the global leader in Protective Communications®, providing the most comprehensive portfolio of preparedness, response, and analytics software and hardware solutions available. The company’s Long Range Acoustic Device® (LRAD®) and Protect Platform, which includes Genasys Protect® and Genasys Evertel®, are designed around one premise: ensuring organizations and public safety agencies are Ready when it matters®. Protecting people and saving lives for over 40 years, Genasys covers more than 155 million people in all 50 states and in over 100 countries worldwide. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include but are not limited to expectations related to the Company’s balance sheet, ability to service its secured term loan and fulfill its payment obligations thereunder, including amortization payments, when due, and ability to strengthen its financial position. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in any forward-looking statement. The risks and uncertainties in these forward-looking statements include without limitation risks relating to continuous delays in receiving payment under, regulatory uncertainties surrounding, or disruptions in governmental support or funding of, the Puerto Rico project, our reliance on a limited number of customers, the possible need for additional capital, actual or perceived failures or breaches of our information and security systems, the effects of continued geopolitical unrest and regional conflicts, including the conflict in Iran and its effect on global oil supply and prices, continued funding of government spending, the timing of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, competition, changes in technology and methods of marketing, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, market acceptance of the Company’s products, shortages in components or price increases that cannot be passed on to customers, inability to fully realize the expected benefits from acquisitions and restructurings or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, difficulties in retaining key employees and customers, changes in the market for microcap stocks regardless of growth and value and various other factors beyond our control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2025. Genasys Inc. disclaims any intent or obligation to publicly update or revise forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact

Scott Liolios and Clay Liolios
Gateway Group, Inc.
949-574-3860
GNSS@gateway-grp.com